U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2005

American Capital Strategies, Ltd.

(Exact name of registrant as specified in its charter)

DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814

(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (301) 951-6122

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry Into a Material Definitive Agreement.

On November 17, 2005, American Capital Strategies, Ltd. ("American Capital" or the "Company") and Wachovia Capital Markets, LLC and Citigroup Global Markets Inc. (collectively, the "Forward Sellers") entered into an Underwriting Agreement with A.G. Edwards & Sons, Harris Nesbitt Corp., Banc of America Securities LLC, BB&T Capital Markets, a division of Scott & Stringfellow, Inc., BNP Paribas Securities Corp. and Robert W. Baird & Co. Incorporated, as underwriters, relating to the offering and sale of 7,000,000 shares of common stock of the Company, $0.01 par value per share ("Common Stock"), at $38.38 per share (the "Offering Price"). Pursuant to the Underwriting Agreement, the Company also granted the underwriters an option to purchase up to an additional 1,050,000 shares of Common Stock at the Offering Price, less the underwriting discount, to cover over-allotments. The option was exercised in full at the time of closing at $36.941 per share. Of the aggregate 8,050,000 shares, 3,050,000 shares were offered directly by the Company and 5,000,000 shares were borrowed and sold in the offering by the Forward Sellers. Wachovia Capital Markets, LLC and Citigroup Global Markets Inc. served as representatives of the underwriters. The offering closed on November 23, 2005.

In connection with the offering, American Capital entered into separate Forward Sale Agreements, each dated as of November 17, 2005 (the "Forward Agreements"), with Wachovia Bank, National Association and its affiliate, Wachovia Capital Markets, LLC, solely as agent for Wachovia Bank, National Association, and with Citigroup Global Markets Inc. (collectively, the "Counter-Parties"). Under the terms of the Forward Agreements, the Counter-Parties agreed to buy from the Company a total of 5,000,000 shares of Common Stock, for delivery generally at such times as the Company elects, over the next twelve months. American Capital will physically settle all transactions under the Forward Agreements by delivering shares of Common Stock and the Counter-Parties will deliver the Offering Price less the underwriting discount and certain adjustments upon each settlement.

Affiliates of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc., Harris Nesbitt Corp., Bank of America, National Association and BB&T Capital Markets, a division of Scott & Stringfellow, Inc., and/or their affiliates have also performed other underwriting, investment banking and advisory services for American Capital from time to time for which they have received customary fees and expenses. In addition, each of Wachovia Capital Markets, LLC, Citigroup Global Markets Realty Corp., Bank of America, National Association, A.G. Edwards & Sons, Inc., Harris Nesbitt Corp. or BB&T Capital Markets, a division of Scott & Stringfellow, Inc., and/or their affiliates, may, from time to time, engage in transactions or perform services for the Company in the ordinary course of their business. On November 9, 2005 and November 18, 2005, American Capital issued press releases announcing the terms of the public offering. A copy of the press releases, the Underwriting Agreement and each of the Forward Agreements are attached hereto as exhibits.

Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Exhibit

1.0

Underwriting Agreement, dated November 17, 2005, by and among

American Capital Strategies, Ltd., Wachovia Capital Markets, LLC and Citigroup Global Markets Inc. as representatives of the several underwriters listed on Exhibit A attached thereto.

1.1

Forward Sale Agreement, dated November 17, 2005, by and among American Capital Strategies, Ltd. and Wachovia Bank, National Association and its affiliate, Wachovia Capital Markets, LLC, solely as agent for Wachovia Bank, National Association.

1.2	Forward Sale Agreement, dated November 17, 2005, by and between American Capital Strategies, Ltd. and Citigroup Global Markets Inc.
99.1	Press Release announcing the offering, issued November 9, 2005.
99.2	Press Release announcing the pricing of the offering, issued November 18, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL STRATEGIES, LTD.

Dated: November 23, 2005	By:	/s/ SAMUEL A. FLAX
Samuel A. Flax Executive Vice President, General Counsel and Secretary